Exhibit 10.2

Execution Version

SECURITY AGREEMENT

dated as of

September 20, 2023

among

WHEELS UP EXPERIENCE INC.

THE GUARANTORS PARTY HERETO

and

U.S. BANK TRUST COMPANY, N.A., not in its individual capacity but solely as as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

_________________

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of September 20, 2023, among WHEELS UP EXPERIENCE INC. (the “Borrower”), the other GRANTORS party hereto from time to time and U.S. BANK TRUST COMPANY, N.A., not in its individual capacity but solely as collateral agent for the Secured Parties (together with its permitted successors in such capacity, (the “Collateral Agent”).

WHEREAS, the Borrower has entered into or is entering into (as applicable) the Loan Documents as described in Section 1 hereof;

WHEREAS, the Borrower is willing to secure its obligations under the Loan Documents by granting Liens on its assets to the Collateral Agent as provided in the Collateral Documents;

WHEREAS, upon any foreclosure or other enforcement of the Collateral Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided in the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a)           Terms Defined in Loan Documents. Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the meanings provided for therein.

(b)           Terms Defined in UCC. The following terms shall have the respective meanings specified in the UCC: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Records”, “Securities Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

(c)           Additional Definitions. The following additional terms, as used herein, have the following meanings:

“Agreement” means this Security Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning set forth in Section 3.

“Copyrights” means any and all of the following: (i) copyright rights in any work subject to the copyright laws of the United States or any other country, whether or not the underlying works of authorship have been published and whether as author, assignee, transferee or otherwise, including any and all copyrights in Software and databases, any and all design rights, any and all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and any and all works of authorship; and (ii) registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and/or any other equivalent intellectual property agency or office in any foreign country and the right to obtain all renewals, extensions, supplements, reversions, reissues and continuations thereof.

“Credit Agreement” means the CREDIT AGREEMENT, dated as of September 20, 2023, among WHEELS UP EXPERIENCE INC., a Delaware corporation, as Borrower, the Guarantors party thereto from time to time, each of the several banks and other institutions or entities from time to time party thereto as a lender (the “Lenders”), and U.S. BANK TRUST COMPANY, N.A., as Administrative Agent for the Lenders and as Collateral Agent for the Secured Parties.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person (other than, prior to the date of conversion, indebtedness that is convertible into Equity Interests) or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” means an “Event of Default” (or similar defined term) under and as defined in any Loan Document.

“Excluded Assets” has the meaning assigned to such term in the Credit Agreement.

“Grantors” means the Borrower, each Subsidiary signatory hereto designated as a Grantor and each other Person that shall, at any time after the date hereof, become a “Grantor” pursuant to Section 21.

“Guarantees” means, in respect of a Guarantor, each joint and several guarantee by such Guarantor under the Credit Agreement.

“Guarantors” means each Subsidiary designated as a Guarantor on the signature pages  to the Credit Agreement.

“Indemnitee” means each of the Collateral Agent, its affiliates and the respective directors, officers, agents and employees of the foregoing.

“Intellectual Property” means any and all intellectual property and similar proprietary rights of every kind and nature throughout the world, whether now owned or hereafter acquired, including any and all (i) inventions, designs, Software, Patents, Copyrights, Trademarks, trade secrets, domain names, social media accounts, data, databases, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and (ii) registrations and applications for registrations of any of the foregoing.

“Loan Documents” has the meaning assigned to such term in the Credit Agreement.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Patents” means any and all of the following: (i) patents of the United States or the equivalent thereof in any other country or jurisdiction, and all applications for patents of the United States or the equivalent thereof in any other country or jurisdiction (including any and all inventions and improvements claimed in any of the foregoing), and (ii) provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions, discoveries, improvements and designs disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate in a form approved by the Collateral Agent in its reasonable discretion, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an Officer of each Grantor signatory thereto.

“Permitted Liens” has the meaning assigned to such term in the Credit Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Pledged Debt” means all indebtedness for borrowed money from time to time owed to any of the Grantors, the Promissory Notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Shares” means (a) the Equity Interests at any time and from time to time acquired by any of the Grantors of any and all Persons now or hereafter existing, whether or not evidenced or represented by any stock certificate, share certificate, certificated security or other Instrument, and (b) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; provided that, notwithstanding anything to the contrary in this Agreement, the Pledged Shares shall not include any Excluded Asset.

“Secured Obligations” means, all of the Obligations (as such term is defined in the Credit Agreement), whether present or future, and all renewals and extensions thereof, or any part thereof, arising under or in connection with the Loan Documents (including, without limitation, the indemnity provisions thereof), and all interest accruing thereon, and attorneys’ fees or other fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

“Trademarks” means any and all of the following: (i) trademarks, service marks, trade names, brand names, certification marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, (ii) extensions and renewals of any of the foregoing, (iii) goodwill associated with or symbolized by the foregoing.

“UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

Section 2. [Reserved].

Section 3. Grant of Collateral Liens.

(a)           Each Grantor, in order to secure the Secured Obligations, grants to the Collateral Agent a continuing first-priority (subject only to Permitted Liens) security interest in all the following property of each Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”):

(i)            all Accounts;

(ii)           all Chattel Paper (whether tangible or electronic);

(iii)          all Deposit Accounts, Securities Accounts, and Commodity Accounts, and all cash, cash equivalents and other property from time to time deposited therein or credited thereto;

(iv)          all Documents;

(v)           all Goods (including, without limitation, all Equipment, Fixtures and Inventory);

(vi)          all General Intangibles (including, without limitation, (x) all Equity Interests in other Persons that do not constitute Investment Property and (y) all Payment Intangibles);

(vii)         all Instruments (including, without limitation, all Promissory Notes);

(viii)        all Intellectual Property, including all (x) claims for, and rights to sue at law or in equity or otherwise recover for, past, present or future infringements, dilutions, misappropriations or other violations or impairments of such Intellectual Property or unfair competition therewith, and (y) income, royalties, damages and payments now or hereafter due and payable with respect to any such Intellectual Property, including damages and payments for past, present or future infringement, misappropriations, dilutions or other violations or impairments thereof or unfair competition therewith;

(ix)           all Investment Property;

(x)            all Pledged Interests;

(xi)           all Commercial Tort Claims individually in excess of $1,000,000;

(xii)          all Letter-of-Credit Rights;

(xiii)         all Supporting Obligations;

(xiv)         all products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the foregoing Collateral (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the foregoing Collateral), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor, that at any time evidence or contain information relating to any of the foregoing Collateral, are relevant to the collection or realization of the Collateral, or otherwise pertain to the Collateral; and

(xv)          all Proceeds of the Collateral described in the foregoing clauses (i) through (xiv) (including Cash Proceeds and Noncash Proceeds),

provided that, notwithstanding anything to the contrary in this Agreement, “Collateral” (including any component definitions comprised thereof) shall not include, and no representation, warranty or covenant contained in any Loan Document in respect of Collateral shall apply to, any Excluded Asset.

Section 4. Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent on the date hereof that:

(a)            Upon filing of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Grantor, the Collateral Agent shall have a fully perfected Lien on all Collateral in which a security interest may be perfected under the UCC by the filing of a financing statement for the benefit of the Secured Parties, and such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from such Grantor.

(b)            Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in Schedule 1 hereto. The (i) exact legal name, (ii) the form of organization and jurisdiction of organization, (iii) chief executive office and (iv) organizational identification number of such Grantor is as specified on Schedule 1 hereto. No information in this clause (b) has changed in the past 4 months other than as noted on Schedule 2. No Grantor has not entered into any transaction of merger, consolidation or amalgamation in the past 4 months.

(c)            Schedule 2 hereto lists all Equity Interests in Subsidiaries and Affiliates owned by such Grantor as of the date hereof. Such Grantor holds all such Equity Interests directly.

(d)            No Grantor is owed any Indebtedness that is represented by a promissory note or similar Instrument and does not own any Tangible Chattel Paper or Securities, in each case in excess of $1,000,000, other than Indebtedness owed to Wheels Up Partners Holdings LLC pursuant to that certain Term Loan Agreement, dated as of April 1, 2022, between Wheels Up UK Limited and Wheels Up Partners Holdings LLC.

(e)            Schedule 3 hereto lists all Deposit Accounts, Securities Accounts and Commodities Accounts owned by such Grantor as of the date hereof (other than any Excluded Assets).

(f)             All Pledged Shares owned by such Grantor are owned by it free and clear of any Lien other than (i) the Collateral Liens and (ii) any inchoate tax liens. All shares of capital stock included in such Pledged Shares (including shares of capital stock in respect of which such Grantor owns a security entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Shares is subject to any option to purchase or similar right of any Person. Such Grantor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Shares with respect thereto.

(g)            Such Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

(h)            Such Grantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the date hereof, no Collateral owned by such Grantor will be in the possession or under the control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

(i)             The Collateral Liens on all personal property Collateral owned by such Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the date hereof (or, if such Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations.

(j)             When UCC financing statements describing the personal property Collateral as “all personal property” have been filed with the Secretary of State (or equivalent office) of the state of organization of such Grantor, the Collateral Liens will constitute perfected security interests in the personal property Collateral owned by such Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property filings have been made in the United States Copyright Office and United States Patent and Trademark Office with respect to such Grantor’s registered United States Intellectual Property (including registered United States Copyrights exclusively licensed to such Grantor) that constitutes Collateral (including any future filings required pursuant to Sections 5(a)), the Collateral Liens will constitute perfected security interests in all right, title and interest of such Grantor in such Intellectual Property that constitutes Collateral to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements and (ii) such Intellectual Property filings, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Collateral Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Collateral Liens or for the enforcement of the Collateral Liens.

(k)            Such Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

(l)             The Perfection Certificate delivered to the Collateral Agent on or prior to the Closing Date has been duly executed and delivered by the Grantors party thereto and the information set forth therein, including the exact legal name of each Grantor and its jurisdiction of organization is correct and complete in all material respects (or in all respects in the case of the exact legal name and jurisdiction of organization of each Grantor) as of the Closing Date.

Section 5. Further Assurances; General Covenants. Each Grantor covenants that:

(a)           Subject to the limitations set forth herein, such Grantor shall take all action that the Collateral Agent may reasonably request, to maintain the validity, perfection (including by way of control), enforceability and priority of the Collateral Agent’s Collateral Liens on the Collateral, or to enable the Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, executing and delivering financing statements (including Fixture filings), instruments of pledge and other documents as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent, relating to the creation, validity, perfection (including by way of control), maintenance or continuation of the Collateral Agent’s Collateral Liens granted hereunder under the UCC or other applicable law. By its signature hereto, each Grantor hereby authorizes the Collateral Agent to file against such Grantor, one or more financing, continuation or amendment statements (including fixture filings) pursuant to the UCC in form and substance reasonably satisfactory to the Collateral Agent (which statements may name such Grantor as debtor and have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets and the proceeds thereof, whether now owned or hereafter acquired” and/or “all personal property and the proceeds thereof, whether now owned or hereafter acquired” of such Grantor or words with similar effect or, in the case of fixture filings, a sufficient description of the real property to which such Collateral relates). The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor offices) notices of grant of the Collateral Liens on the Intellectual Property constituting Collateral (including any and all registered United States Copyrights exclusively licensed to such Grantor) and such other documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Collateral Liens granted by such Grantor in its United States Patents, United States Trademarks, United States Copyrights and exclusively in-licensed registered United States Copyrights, with or without the signature of such Grantor, and naming such Grantor, as debtor and the Collateral Agent as Collateral Agent. Notwithstanding anything herein to the contrary, no notices shall be required to be sent to insurers, account debtors or other contractual third parties while no Event of Default has occurred and is continuing.

(b)           Subject to the limitations set forth in the last sentence of Section 5(a), such Grantor shall execute any further instruments and take further action as the Collateral Agent reasonably requests to perfect (including by way of control), confirm perfection of or continue the Collateral Agent’s first-priority Collateral Liens (subject to Permitted Liens) in the Collateral to the extent contemplated hereunder or to effect the purposes of this Agreement (including, without limitation, if so requested by the Collateral Agent, delivering to the Collateral Agent (i) all certificates representing Pledged Shares it holds, acquires or obtains, accompanied by duly executed stock powers or instruments of transfer in blank, (ii) Instruments evidencing Pledged Debt, duly endorsed and accompanied by duly executed instruments of transfer or assignment, (iii) all action, instruments and filings necessary to perfect the Collateral Liens in any aircraft, aircraft engines (including spare aircraft parts) and related aircraft assets that constitute Collateral and (iv) notice of any registered or applied for United States Patent, United States Trademark or United States Copyright, any exclusively in-licensed registered United States Copyright or any Commercial Tort Claim, in each case, that constitutes Collateral).

(c)           On each date that each certificate under Section 5.01(c) of the Credit Agreement is required to be delivered (as such deadline may be extended by the Lead Lenders), each Grantor shall deliver to the Collateral Agent a certificate executed by an Officer of the Borrower setting forth the information required pursuant to Sections II.A.1., II.A.2, and II.D of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Agreement.

(d)           On the Closing Date and within 45 calendar days of each date that each certificate under Section 5.01(c) of the Credit Agreement is required to be delivered (or such later date as agreed by the Lead Lenders), each Grantor shall deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Possessory Collateral then owned by the Grantor that is not in possession of the Collateral Agent already.

Section 6. Intellectual Property. Each Grantor hereby represents and warrants that:

(a)           Schedule 4 sets forth a true and complete list of any and all (i) issued Patents and pending Patent applications owned by such Grantor, (ii) registered Copyrights and pending Copyright applications owned by such Grantor, (iii) registered Trademarks and pending Trademark applications owned by such Grantor, (iv) domain names owned by such Grantor ((i) – (iv), collectively, “Registered Intellectual Property”), and (v) registered U.S. Copyrights exclusively licensed to such Grantor, setting forth for each such item (as applicable) (A) the jurisdiction, title and registered owner or applicant (and, in the case of domain names, the registrar), (B) the registration or application number, (C) the registration or application date, and (D) with respect to registered U.S. Copyrights exclusively licensed to such Grantor, the licensor, licensed Copyright and name, date and description of the applicable license agreement.

(b)            Except as would not have or reasonably be expected to have a Material Adverse Effect:

(i)            such Grantor (A) owns, or is licensed to use, any and all Intellectual Property that is used or held for use in, or otherwise necessary for, the conduct of its business as currently conducted, free and clear of all Liens other than Permitted Liens, and (B) takes all reasonable actions, consistent with industry standards and the reasonable business judgment of such Grantor, to protect, preserve and maintain such Intellectual Property;

(ii)           all Intellectual Property owned by or purported to be owned by such Grantor (A) is valid, unexpired, subsisting and enforceable, and (B) to such Grantor’s knowledge, is not being infringed, misappropriated or otherwise violated by any other Person;

(iii)          the business of such Grantor does not infringe, misappropriate or otherwise violate, and has not, in the past six (6) years, infringed, misappropriated or otherwise violated, the Intellectual Property rights of any other Person;

(iv)          all Registered Intellectual Property is valid, subsisting and enforceable and has not expired or been cancelled or abandoned, and all Registered Intellectual Property and exclusive licenses for registered U.S. Copyrights of which such Grantor is a licensee are in full force and effect;

(v)           no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator which would limit, cancel or challenge the validity, enforceability, scope, ownership or use of such Grantor’s rights in any Intellectual Property owned by such Grantor in any respect, and such Grantor knows of no valid basis for same; and

(vi)          no action or proceeding is pending or, to the knowledge of such Grantor, threatened, in each case, (A) alleging that the conduct of such Grantor’s business has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party, or (B) seeking to limit, cancel or challenge the validity, enforceability, scope, ownership or use of any Intellectual Property owned by such Grantor.

(c)           Each Grantor covenants and agrees that:

(i)            Such Grantor shall (A) not (and shall use reasonable efforts to cause its licensees and sublicensees not to) do any act, or omit to do any act, whereby any Material Intellectual Property or any material Intellectual Property exclusively licensed to such Grantor may become forfeited, abandoned, invalidated or dedicated to the public and (B) take any and all reasonable steps to maintain, preserve and protect each item of its Material Intellectual Property (including the validity and enforceability thereof), including maintaining the quality of any and all products or services used or provided in connection with any material Trademarks owned by or in-licensed to such Grantor, at least substantially consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps necessary to ensure that all licensed users of any such Trademarks use such consistent standards of quality, provided, however, that nothing in this Agreement or any other Loan Documents shall require any Grantor to (x) register or apply to register any Intellectual Property, or (y) enter into any source code escrow arrangement;

(ii)           such Grantor shall notify the Collateral Agent promptly in writing if it knows or becomes aware that any Material Intellectual Property may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (excluding routine office actions issued in the ordinary course of prosecution) regarding such Grantor’s ownership of such Intellectual Property, including, as applicable, its right to register the same, or its right to keep and maintain the same.

(iii)          whenever such Grantor, acquires or files with the United States Patent and Trademark Office or the United States Copyright Office (or, in the case of Copyrights, becomes the exclusive licensee of), any Copyright, Patent or Trademark (other than any Excluded Assets), in each case, after the date hereof, (A) the provisions of Section 3 hereof shall automatically apply thereto, (B) such Intellectual Property (including, in the case of Trademarks, the goodwill associated therewith and symbolized thereby) shall automatically become part of the Collateral and subject to the terms and conditions of this Agreement with respect thereto, (C) such Grantor shall promptly notify the Collateral Agent and provide the Collateral Agent with the information required by Schedule 4 hereto with respect to such Intellectual Property no less frequently than on each date that each certificate under Section 5.01(c) of the Credit Agreement is required to be delivered (as such deadline may be extended by the Lead Lenders) and (D) upon request of the Collateral Agent, such Grantor shall promptly execute and deliver any and all Intellectual Property filings or other instruments suitable for filing in the United States Patent and Trademark Office or the United States Copyright Office as the Collateral Agent may reasonably request to evidence, record and perfect the Collateral Agent’s security interest in such Intellectual Property registered or applied for in the United States;

(iv)          such Grantor will take, unless and until such Grantor, in its reasonable business judgment, decides otherwise, any and all reasonable steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and maintain each registration of material Intellectual Property included in the Collateral owned or purported to be owned by such Grantor (including the payment of required fees and taxes, the filing of applications for renewal or extension, affidavits of use and incontestability, and the participation in interference, reexamination, opposition or cancellation of infringement, misappropriation or other violation proceedings); and

(v)           in the event that such Grantor knows or has reason to believe that any Material Intellectual Property has been or may become infringed, misappropriated or otherwise violated by a third party, such Grantor promptly shall notify the Collateral Agent in writing and shall take such actions as are appropriate under the circumstances in the reasonable business judgment of such Grantor to preserve and protect such Intellectual Property.

Section 7. Account Control Agreements.

(a)           Subject to Section 4.03 of the Credit Agreement, on the Closing Date all Deposit Accounts and/or Securities Accounts of the Grantors existing on the Closing Date that are not Excluded Accounts shall be subject to Account Control Agreements.

(b)           After the Closing Date, no Grantor shall directly or indirectly, establish any new Deposit Account and/or Securities Account unless the Collateral Agent, such Grantor and the bank (or other Person) maintaining such Deposit Account or Securities Account enter into an Account Control Agreement with respect thereto within 60 calendar days following the setting up, acquisition of or transfer to such account (or such later date as the Lead Lenders may agree), unless waived by the Lead Lenders.

Section 8. [Reserved].

Section 9. [Reserved].

Section 10. [Reserved].

Section 11. Transfer Of Record Ownership. Upon the occurrence and during the continuance of an Event of Default and upon one Business Days’ prior written notice (which may be by e-mail) from the Collateral Agent to the Borrower, the Collateral Agent (acting at the direction of the Lead Lenders) may transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Shares, exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a Collateral Agent with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Shares as though the Collateral Agent was the outright owner thereof. All dividends, interest, principal and other distributions in respect of any of the Pledged Shares owned by a Grantor, whenever paid or made in contravention with this Section 11, shall be delivered to the Collateral Agent and shall, if received by a Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Each Grantor that is an issuer of Pledged Shares confirms that it has received notice of the Collateral Liens hereunder on the Pledged Shares, consents to such Collateral Liens and agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral Agent (acting at the direction of the Lead Lenders) at any time an Event of Default has occurred and is continuing and subject to the prior written notice required by the first sentence of this Section 11.

Section 12. Right to Vote Securities. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent as its proxy and attorney in fact with respect to its Pledged Shares after the occurrence and during the continuance of an Event of Default and upon one Business Days’ prior written notice (which may be by e-mail) from the Collateral Agent (acting at the direction of the Lead Lenders) to the Borrower, including the right to vote such Pledged Shares, with full power of substitution to do so. In addition to the right to vote any such Pledged Shares, the appointment of the Collateral Agent as such proxy and attorney-in-fact after the occurrence and during the continuance of an Event of Default and such prior notice shall include the right to exercise all other rights, powers, privileges and remedies to which a Collateral Agent of such Pledged Shares would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings). Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such pledged collateral on the record books of the issuer thereof) by any person (including the issuer of such pledged collateral or any officer or agent thereof) other than the notice provided for above in this Section 12, after the occurrence and during the continuance of an Event of Default. The appointment of the Collateral Agent as proxy and attorney-in-fact after the occurrence and during the continuance of an Event of Default is coupled with an interest and shall be irrevocable until the date on which this Agreement is terminated.

Section 13. [Reserved].

Section 14. Remedies upon Event of Default.

Subject to the terms of the EETC Intercreditor with respect to any EETC Collateral:

(a)           If an Event of Default occurs and is continuing and subject to any prior written notice otherwise required hereunder, the Collateral Agent (acting at the direction of the Lead Lenders) may (i) exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Collateral Documents or any other Loan Document, (ii) pursue any available remedy by proceeding at law or in equity to collect the payment of the Secured Obligations or to enforce the performance of any provision of any Loan Document, (iii) exercise on behalf of itself all rights and remedies available to it under the Loan Documents, (iv) enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its Liens on the Collateral and pay all expenses incurred, (v) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, realize and sell the Collateral, (vi) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Collateral Lien to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing or other contractual arrangements to the extent that waivers cannot be obtained) provided, however, such licenses to be granted hereunder with respect to Trademarks, shall be subject to reasonable quality control standards applicable to each such Trademark to the extent reasonably necessary to preserve and maintain the validity and enforceability of such Trademark, and/or (vii) exercise all rights and remedies available to the Collateral Agent under any Loan Document or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof) or other applicable law.

(b)           Each Grantor grants the Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of the Collateral Agent’s rights or remedies upon the occurrence and during the continuance of an Event of Default solely in completing production of, advertising for sale, and selling any Collateral and solely in connection with the Collateral Agent’s exercise of its rights under this Section 14.

(c)           Each Grantor hereby grants to the Collateral Agent, solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 14, a non-exclusive, fully paid-up, royalty-free, irrevocable, worldwide license to use, license or sublicense any Intellectual Property owned or sublicensable by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided that such license does not violate the express terms of any agreement between a Grantor and a third party, or give any such third party any right of acceleration, modification or cancellation therein; provided, further that such license shall be subject to (i) with respect to Trademarks, reasonable quality control standards applicable to each such Trademark to the extent reasonably necessary to preserve and maintain the validity and enforceability of such Trademark, and (ii) with respect to private data, trade secrets and confidential information, reasonable obligations of confidentiality with respect thereto. The license granted pursuant to this Section 14(c) shall be exercisable solely during the continuance of an Event of Default; provided, however, that any permitted license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding1 any subsequent cure of an Event of Default.

1 NTD: this language is more customary and without it the Collateral Agent’s ability to commercialize the IP in an EoD scenario is severely limited.

(c)           To the maximum extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

Section 15. Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Collateral Agent (acting at the direction of the Lead Lenders) may apply the proceeds of any sale or other disposition of all or any part of the Collateral in payment of the Secured Obligations, as it determines in accordance with the Credit Agreement (subject to the terms of the EETC Intercreditor).

Section 16. Fees and Expenses; Indemnification.

(a)           The Borrower will promptly upon demand pay to any Indemnitee:

(i)            the amount of any taxes that any such Indemnitee may have been required to pay by reason of the Collateral Liens or to free any material Collateral from any other Lien thereon;

(ii)           the amount of any and all reasonable and documented out-of-pocket expenses, including reasonable and documented fees and expenses of legal counsel and other experts and advisors, that any such Indemnitee may deem necessary to incur in connection with (x) the administration or enforcement of the Collateral Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection or priority of any Collateral Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Indemnitee of any of its rights or powers under the Collateral Documents; and

(iii)          the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the actual fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Collateral Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent’s gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 18).

(b)           If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Collateral Documents, the Borrower will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

Section 17. Authority to Administer Collateral.

(a)           For so long as this Agreement shall remain in effect, each Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, the Collateral Agent or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral (including Intellectual Property):

(i)            to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(ii)           to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii)          to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof,

(iv)          in the case of any Intellectual Property included in the Collateral, to execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as may be reasonably necessary or desirable to evidence the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and

(v)           to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto.

Section 18. Limitation on Duty in Respect of Collateral. To the maximum extent permitted by law, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. For purposes of Section 9-207 of the UCC, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. For the avoidance of doubt, nothing herein or in any other Loan Document shall require Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document) and such responsibility shall be solely that of the Grantors.

Section 19. [Reserved].

Section 20. Termination of Collateral Liens; Release of Collateral.

(a)           The Collateral Liens granted hereunder shall be automatically terminated and released in all Collateral of the Grantors upon discharge and satisfaction of the Secured Obligations in full.

(b)           Upon release of any Grantor from all of its Guarantees in its capacity as a Guarantor pursuant to and in accordance with the Credit Agreement, such Grantor and all Collateral of such Grantor shall be automatically released from the grant of Collateral Liens hereunder.

(c)           Other than as set forth in Section 20(a) and (b), the Collateral Liens in any Collateral shall only be released and terminated upon a disposition of such Collateral to the extent permitted under the Credit Agreement.

(d)           At the request and sole expense of the Grantors, the Collateral Agent shall execute and deliver to, and authorize the filing by, the applicable Grantor all releases and other documents necessary to evidence or in connection with a termination and/or release in accordance with this Section 20 and the Collateral Agent shall return to the applicable Grantor all applicable Collateral in its possession; provided that the Collateral Agent may request a customary officer’s certificate as a condition to delivering such releases and other documents.

Section 21. Additional Grantors. Any Subsidiary of a Grantor that becomes, or is required to become, a “Guarantor” under and as defined in the Credit Agreement, must, become a Grantor hereunder and grant a Lien on its Collateral by executing and delivering to the Collateral Agent a joinder to this Security Agreement in a form and substance reasonably acceptable to the Collateral Agent no later than the date on which such Subsidiary becomes a “Guarantor” under and as defined in any such Loan Document.

Section 22. [Reserved].

Section 23. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 10.01 of the Credit Agreement, and in the case of any such notice, request or other communication to a Grantor other than the Borrower, shall be given to it in care of the Borrower.

Section 24. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Collateral Document or other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 25. Successors and Assigns. This Agreement is for the benefit of the Secured Parties. If all or any part of the Collateral Agent’s interest in any Secured Obligation is assigned or otherwise transferred in accordance with the terms of the applicable Loan Document, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Grantors and their respective successors and assigns. No Grantor may assign or transfer its rights or obligations under this Agreement.

Section 26. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantors.

Section 27. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

Section 28. Execution in Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, electronic .pdf copy, electronic signature or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The parties hereto agree that the signatures appearing on this Agreement are the same as handwritten signatures for purposes of validity, enforceability and admissibility.

Section 29. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY COLLATERAL DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 30. Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER

WHEELS UP EXPERIENCE INC., as a Grantor

By:	/s/ Todd L. Smith
	Name:	Todd L. Smith
	Title:	Interim Chief Executive Officer and Chief Financial Officer

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BANK TRUST COMPANY, N.A., not in its individual capacity, but solely as as Collateral Agent

By:	/s/ James A. Hanley
	Name:	James A. Hanley
	Title:	Senior Vice President

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GRANTORS:

AIR PARTNER LLC,
as a Grantor

By:	/s/ Mark Briffa

Name:	Mark Briffa
Title:	President

AIRCRAFT CHARTER COMPANY THREE, LLC, as a Grantor

By:	/s/ Laura Heltebran

Name:	Laura Heltebran
Title:	Chief Legal Officer

AIRCRAFT CHARTER COMPANY TWO, LLC, as a Grantor

By:	/s/ Laura Heltebran

Name:	Laura Heltebran
Title:	Chief Legal Officer

AIRCRAFT HOLDING COMPANY ONE, LLC, as a Grantor

By:	/s/ Laura Heltebran

Name:	Laura Heltebran
Title:	Chief Legal Officer

APEX AP MIDCO INC., as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Director and Authorized Signatory

[Signature Page to Security Agreement]

APEX KENYON MIDCO INC., as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Director and Authorized Signatory

AVIANIS SYSTEMS LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

CINCINNATI AVIATION SERVICES LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

CIRCADIAN AVIATION LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

HIRE UP TALENT SERVICES LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

KENYON INTERNATIONAL EMERGENCY SERVICES LLC, as a Grantor

By:	/s/ Mark Briffa

Name:	Mark Briffa
Title:	President

[Signature Page to Security Agreement]

MOUNTAIN AVIATION, LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

STERLING AVIATION, LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

TMC UP HOLDINGS LLC, as a Grantor

By:	/s/ Laura Heltebran

Name:	Laura Heltebran
Title:	Chief Legal Officer

TRAVEL MANAGEMENT COMPANY HOLDINGS, LLC, as a Grantor

By:	/s/ Laura Heltebran

Name:	Laura Heltebran
Title:	Chief Legal Officer

TRAVEL MANAGEMENT COMPANY INTERMEDIATE HOLDINGS II, LLC, as a Grantor

By:	/s/ Laura Heltebran

Name:	Laura Heltebran
Title:	Chief Legal Officer

TRAVEL MANAGEMENT COMPANY INTERMEDIATE HOLDINGS, LLC, as a Grantor

By:	/s/ Laura Heltebran

Name:	Laura Heltebran
Title:	Chief Legal Officer

[Signature Page to Security Agreement]

TRAVEL MANAGEMENT COMPANY, LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

TWC AVIATION SERVICES, LLC, as a Grantor

By:	/s/ Laura Heltebran

Name:	Laura Heltebran
Title:	Chief Legal Officer

WHEELS UP BLOCKER SUB LLC, as a Grantor

By:	/s/ Laura Heltebran

Name:	Laura Heltebran
Title:	Chief Legal Officer and Secretary

WHEELS UP PARTNERS HOLDINGS LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

WHEELS UP PARTNERS LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

WHEELS UP PRIVATE JETS LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

[Signature Page to Security Agreement]

WHEELS UP TOA HOLDINGS LLC, as a Grantor

By:	/s/ Todd L. Smith

Name:	Todd L. Smith
Title:	Chief Financial Officer

[Signature Page to Security Agreement]

SCHEDULE 1

Grantor Information

SCHEDULE 2

Equity Interests

SCHEDULE 3

Deposit Accounts, Securities Accounts and Commodities Accounts

SCHEDULE 4

Intellectual Property

U.S. Patent Registrations and U.S. Patent Applications:

None.

U.S. Trademark Registrations and U.S. Trademark Applications: